                                                                   EXHIBIT 99.1


NEWS RELEASE for March 16, 2004 at 7:30 AM EST

Contact:  Jack Davis (investor relations) 501-376-0044
          Len Hall (media) 949-474-4300  len@allencaron.com
          Allen & Caron Inc

           KYZEN CORPORATION REPORTS FOURTH QUARTER, YEAR-END RESULTS

                      Sixth Consecutive Profitable Quarter


NASHVILLE, TN (March 16, 2004) . . . . Kyzen Corporation (OTCBB: KYZN.OB), a
specialty chemical company that is a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced results for the fourth quarter and year ended December 31, 2003.

         Revenues rose slightly to $6.01 million in 2003 with net income increasing more than 200% to $118,850, or $0.03 per share, compared to revenues of $5.93 million and net income of $39,167, or $0.01 per share, for the year ended December 31, 2002. For the fourth quarter of 2003, revenues were $1.43 million with net income of $22,996, or $0.00 per share, compared to revenues of $1.50 million with net income of $55,935, or $0.01 per share, for the fourth quarter of 2002.

         Kyle J. Doyel, Kyzen's President and CEO, said, "Achieving profitability for the sixth consecutive quarter is an important accomplishment for our Company given the business challenges and changes in a number of the high technology industries we serve. We remain committed to seeking new ways to increase revenues and net income as we continue to pursue our Technical Road strategy in four key areas - electronics, semiconductors, optics and metal finishing.

         "We are also emphasizing the expansion of our market presence by developing relationships with suppliers involved in other areas of the cleaning industry, as we are convinced that the closer we can work with them, the more opportunities we will have to grow the Company at a faster rate."

         "Over the past twelve months, much of Kyzen's focus has been on developing products that we believe can lead the industry by helping companies meet the cleaning challenges being encountered in today's environment as well as addressing many of the new demands Kyzen is seeing emerge with the advent of new lead-free soldering technologies," Doyel added.

         Gross margins for the fourth quarter of 2003 and the year ended December 31, 2003 increased to 55.5 percent and 55.7 percent, respectively, up from 54.5 percent and 52.0 percent for the respective periods of 2002. Total operating expenses for the fourth quarter of 2003 and for the full year were $772,090 and $3.2 million, respectively, reflecting modest year-over-year increases from the comparable periods in 2002.

KYZEN REPORTS FOURTH QUARTER, YEAR-END RESULTS
Page 2-2-2


         The Company's balance sheet at December 31, 2003 showed a current ratio of 4.2:1, total assets of $2.37 million, working capital of $1.47 million, cash and cash equivalents of $439,000 and shareholders' equity of $1.90 million.

         Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments.

         The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this press release certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates and manufacturing output; business conditions as they affect manufacturers of chemical raw materials; trends toward miniaturization and the use of lead-free soldering and solder bumping techniques by assemblers of electronic components; whether lead-free soldering technology will result in additional cleaning requirements; the rate of growth within the Company's Technical Road markets; the Company's ability to successfully implement its Technical Roads plan; the emergence of new competitors; the ability of the Company to attract and retain qualified employees; the Company's ability to control costs including selling, marketing, general and administrative expenses and research and development expenses; the availability of raw materials and other components utilized; the federal, state and local regulatory environment; changes in the import and export rules, regulations and tariffs as they apply to countries where the Company conducts its business; changes in the Company's liquidity or capital resources; changes in the financial condition, corporate strategy or technology of the Company's primary customers; the Company's ability to attract new customers; the ability of the Company to develop new competitive product lines or add product lines through marketing agreements or licensing agreements; and acceptance of the Company's new products by the Company's existing and potential customers. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                                             TABLE FOLLOWS

KYZEN REPORTS FOURTH QUARTER, YEAR END RESULTS
Page 3-3-3


                               KYZEN CORPORATION
                            Statements of Operations


                                                    Three Months Ended                           Year Ended
                                                       December 31,                             December 31,
                                                  2003                2002                2003               2002
                                               ----------          ----------          ----------          ----------

Net sales                                      $1,430,519          $1,497,222          $6,008,045          $5,930,466
Cost of sales                                     635,915             681,814           2,661,197           2,843,893
                                               ----------          ----------          ----------          ----------
Gross profit                                      794,604             815,408           3,346,848           3,086,573

Operating costs and expenses:
    Selling, marketing, general and
       administrative expenses                    625,768             624,305           2,668,557           2,507,694
    Research and development expenses             146,322             136,617             562,016             545,680
                                               ----------          ----------          ----------          ----------
       Total operating expenses                   772,090             760,922           3,230,573           3,053,374
                                               ----------          ----------          ----------          ----------
       Operating income                            22,514              54,486             116,275              33,199

Other income:
    Interest income                                   482               1,449               2,575               5,968
                                               ----------          ----------          ----------          ----------
       Total other income                             482               1,449               2,575               5,968
                                               ----------          ----------          ----------          ----------

Net income                                     $   22,996          $   55,935          $  118,850          $   39,167
                                               ==========          ==========          ==========          ==========

Income per share - basic                       $     0.00          $     0.01          $     0.03          $     0.01
                                               ==========          ==========          ==========          ==========

Income per share - diluted                     $     0.00          $     0.01          $     0.02          $     0.01
                                               ==========          ==========          ==========          ==========

Weighted average shares outstanding
     - basic                                    4,690,119           4,777,510           4,721,498           4,777,718

Weighted average shares outstanding
     - diluted                                  4,730,320           4,777,510           4,780,139           4,777,718


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